Exhibit 10.2

                               INVESTSOURCE, INC.
                   Your One-Stop Source For Investor Services


                          CONSULTING SERVICES AGREEMENT

     The following Consulting Services Agreement (the "Agreement") is entered this 31st day of July 2005 by and between Millenium Holding Group, Inc., a Nevada corporation ("Client"), and InvestSource, Inc. ("Consultant"), with reference to the following:

                                READINGS/RECITALS

     A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant experience, skills, abilities, knowledge, and background to facilitate long range strategic Investor Relations planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

     B. The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. APPOINTMENT. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become financial Consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

     *    Formation and Implementation of a Strategic Financial Marketing Plan
     *    Online  and   Traditional   Marketing   to   investors,   Brokers  and
          Institutions
     *    Account executives to answer phone calls and questions
     *    Shareholder database and maintenance
     *    1 page fact sheet published & syndicated to News wires
     *    Press Releases->Writing, Review, Editing, and Enhanced Distribution
     *    Review  Strategic   Alliances,   Mergers  and  Acquisitions,   Capital
          Formation Sources
     *    Market Maker and Investment Banking Introductions
     *    Strategic sales Planning and implementation
     *    Posting of fact sheet to home page
     *    Press release Alert distributions for a period of 90 days
     *    10 million single opt in emails

Notwithstanding anything contained herein to the contrary, it is clearly understood and agreed to by the parties hereto that the aforementioned services to be provided by Consultant may or may not involve any capital raising efforts or promotion of the Client's securities. Any such efforts will be expressly stated, with pertinent details outlining the capital raising effort or promotion. It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner and Client is not obligated to accept any recommendations or close any transactions submitted by Consultant. Consultant shall at all times comply with all State and Federal Securities Laws, rules and regulations and shall not make any statements concerning the Client to any third parties without Client consent. Consultant agrees to indemnify and hold Client harmless from any breach of the securities laws of any state or any federal law, rule, or regulation unless such breach is caused by the direct action of the Client.

Initials ____ (Client) ____ (Consultant)

                               www.investsource.us
                              800-352-1788 ext 8388
                            4630 Campus Dr. Suite 101
                             Newport Beach CA. 92660

     2. DUE DILIGENCE REQUIREMENTS. The Client shall supply and deliver to the Consultant all information relating to the Client Company's business as may be reasonably requested by the Consultant to enable the Consultant to make an assessment of the Company and its business prospects and provide the Consulting Services.

     3. TERM. The term ("Term") of this Agreement shall commence on the date hereof and continue for ninety (90) days. At the end of the ninety days, the proposed Agreement will nullify and cease unless written notification is agreed to by both parties that said contract shall remain in full effect for the same length of time and under the same terms as the present contract no less than ten
(10) days prior to the expiration of the present Agreement. This process of renewal will continue upon expiration of each and every succeeding contract period until either party specifically nullifies the renewal in writing no less than the designated period to the expiration of said contract that is in effect. Either party may cancel this Agreement immediately with written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation. (see item 10 "Notices")

     4. COMPENSATION AND FEES. As consideration for Consultant entering into this Agreement, Client and Consultant shall agree to the following:

     (a) Client shall pay five ($5,000 US) and forty five thousand shares (45,000) under rule 144 of Millenium Holding Group, Inc. (stock symbol: MNHG.OB) upon signature of this contract. This same amount shall be due upon automatic renewal of this contract as described in
          Section 3 above, unless alternate compensation has been agreed to by both parties in writing no less than ten (10) days prior to the commencement of the renewed contract. Securities shall be issued under rule 144 with a restriction for one year when it will become free of all liens and encumbrances to Consultant in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions. The restricted stock shall also have "piggy back" rights to where during the period of one year there is another registration of stock this stock shall become free trading once the legend is removed.

     5. REPRESENTATIONS, WARRANTS AND COVENANTS. The Client represents warrants and covenants to the Consultant as follows:

     A. The Client and the Consultant have the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

     B. The business and operations of the Client and Consultant have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client, Consultant or their properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or Consultant or cause acceleration under any arrangement, agreement or other instrument to which the Client or Consultant is a party or by which any of its assets are bound. The Client and Consultant, respectively, have performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

     6. EXCLUSIVITY; PERFORMANCE; CONFIDENTIALITY. Services rendered by Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. The Consultant does not guarantee that its efforts will have any impact upon the Company's business or

Initials ____ (Client) ____ (Consultant)

                               www.investsource.us
                              800-352-1788 ext 8388
                            4630 Campus Dr. Suite 101
                             Newport Beach CA. 92660
that there will be any specific result or improvement from the Consultant's efforts. Consultant acknowledges and agrees that all information deemed confidential, valuable, and/or proprietary obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

     7. INDEPENDENT CONTRACTOR. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

     8. ARBITRATION AND FEES. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Irvine, California. Any decision issued there-from shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement.

    9. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i)certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

       If to the Client:   Millenium Holding Group, Inc.
                           Attention:  Richard Ham, President
                           12 Winding Road
                           Henderson, NV 89052

        If to Consultant:  InvestSource, Inc.
                           Attention:  Roy Sahachaisere, President
                           4630 Campus Drive, Suite 101
                           Newport Beach, CA 92660

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

     10. MISCELLANEOUS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement.

Initials ____ (Client) ____ (Consultant)

                               www.investsource.us
                              800-352-1788 ext 8388
                            4630 Campus Dr. Suite 101
                             Newport Beach CA. 92660

     11. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. PRIVILEDGE/CONFIDENTIALITY. This specified agreement between Millenium Holding Group, Inc. and InvestSource requires confidentiality. This contract or agreement containing any terms or conditions contained herein cannot be distributed to any third party, or any other acting outside this agreement, without express written permission from both parties herein. This agreement, and the terms specified in the agreement are to be held confidential between the company ("the client") and InvestSource ("the consultant"), subject only to financial/ legal disclosure requirements.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date written above.

    "Client": Millenium Holding Group, Inc.

         Signature:
                   -------------------------------
                   Richard L. Ham, President


    "Consultant": InvestSource

         Signature:
                   -------------------------------
                   Roy Sahachaisere, President


Initials ____ (Client) ____ (Consultant)

                               www.investsource.us
                              800-352-1788 ext 8388
                            4630 Campus Dr. Suite 101
                             Newport Beach CA. 92660